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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                                 FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 2, 1997
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                          THE QUARTZ GROUP, INC.
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       (Exact name of registrant as specified in its charter)



       Colorado                  33-31068         84-1067075
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(State or other jurisdiction    (Commission    (I.R.S. Employer
    of incorporation             File No.)    Identification No.)
     or organization)


3029 S. HARBOR BLVD., SANTA ANA, CALIFORNIA               92704
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(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code:(714) 429-5984






Former Name:  BROWN DISC PRODUCTS COMPANY, INC.
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   (Former name or former address, if changed since last report)





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                          THE QUARTZ GROUP, INC.
            (formerly named Brown Disc Products Company, Inc.)

ITEM 5.     OTHER EVENTS.

CHANGE IN CORPORATE NAME AND TRADING SYMBOL

     On June 16, 1997 the Registrant filed articles of amendment to its articles of incorporation with the Colorado Secretary of State for the purpose of changing its corporate name from Brown Disc Products Company, Inc. to THE QUARTZ GROUP, INC. (the "Company" or "Quartz Group"). In connection with this change, the trading symbol for shares of the Company's common stock quoted on the NASD's Electronic Bulletin Board has been changed from "BDPC" to "QGRP". The change in the Company's corporate name was approved by a vote of stockholders at the Company's annual stockholders meeting held on June 2, 1997 described below under the caption "Submission of Matters to a Vote of Security Holders".

DISPOSITION OF DISC DUPLICATION ACCOUNTS

     The Company indicated in its last Report on Form 10-QSB (for the quarter ended March 31, 1997) that as of February 1997, current management had terminated programs to expand the Company's service capabilities in software duplication and distribution. As stated in that Report, the Company's strategic plan under the direction of its new Chief Executive Officer, David J. Lopes, is to seek the acquisition of assets or other businesses in the industry of fabricating and supplying quartz glass products for use in the manufacture of integrated circuits by the semiconductor industry.

     Pursuant to this strategy, the Company announced on June 26, 1997 that it had sold certain portions of its software media disc duplication business to QRS Software Inc. ("QRS"). The assets sold included rights to the "Brown Disc" name and rights to customer accounts for its former disc duplication business. Under an agreement dated June 12, 1997, QRS agreed to assume responsibility for fulfillment and shipment of orders to the Company's former media disc duplication customers and certain other expenses. The Company will receive $92,500 for the sale of customer accounts from an escrow established for collection of future billings, from which payment a 25% commission to a former Company employee will be deducted.

     Effective with the sale of its disc duplication customer accounts, the Company has ceased its software media duplication and distribution business, closed all operations in Colorado, and leased certain of its disc duplication equipment for QRS for a nominal annual rental. The Quartz Group, now headquartered in Santa Ana, California, is focusing its available resources and personnel on the development of its quartz glass business and sale of quartz glass products. Initial sales have been obtained, with manufacturing temporarily being contracted to third parties for the present.


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CHANGE IN DIRECTORS

     Harry K. McCreery resigned as a director of the Company on March 5, 1997. This vacancy was filled on April 7, 1997 by the election of Richard R. Weir as a director of the Company.

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     The 1997 annual meeting of the Company's stockholders was held on June 2, 1997. Matters voted on at the annual meeting included (i) the annual election of three directors to the Company's Board of Directors; (ii) a proposal to amend the articles of incorporation to change the Company's name to "The Quartz Group, Inc.", as discussed above; and (iii) ratification of the appointment of Stockman Kast Ryan & Scruggs, P.C. as the independent public accountants for the Company. The results of voting on matters presented to the annual stockholders meeting were as follows:

(a) Incumbent directors David J. Lopes, Daryl M. Silversparre and Richard R. Weir were re-elected as directors of the Company, each to serve for a term of one year until the next annual meeting of stockholders and until their successors are elected and shall qualify.

(b) The proposal to approve an amendment to the articles of incorporation to change the Company's name to The Quartz Group, Inc. was adopted and approved by a vote of 3,550,907 shares in favor, 3,400 shares against and 18,000 shares abstaining.

(c) The proposal to ratify the appointment of Stockman Kast Ryan & Scruggs, P.C. as the independent public accountants for the Company was adopted and approved by a vote of 3,561,757 shares in favor, 4,250 shares against and 6,300 shares abstaining.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

(c)   EXHIBITS:

The following exhibits are filed with this Report:


Exhibit
Number Description
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
3.6        Articles of Amendment to Registrant's Articles of
           Incorporation, as filed with the Secretary of State of
           Colorado on June 16, 1997.

10.24 Agreement entitled "Proposal" dated June 12, 1997 between the Registrant and QRS Software, Inc.

99         Press Release dated June 26, 1997 issued by the Registrant.

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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 29, 1997


THE QUARTZ GROUP, INC.
     (Registrant)


By: /s/  David J. Lopes
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    David J. Lopes, President
        Chief Executive Officer,
        Chief Financial Officer
        and Chief Accounting Officer










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